UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Delaware	1-35526	94-1517641
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2019, Neonode Inc. (“Neonode”) announced the appointment of Maria Ek as Chief Financial Officer effective June 1, 2019. Ms. Ek will also serve as Vice President, Finance, Treasurer and Secretary of Neonode.

Maria Ek, age 48, has served as corporate controller of Neonode since December 2018. Prior to joining Neonode, Ms. Ek served as Global Head of Accounting for Digital Route AB between 2014 and 2018. Prior to that, she served as Group Financial Manager and in other finance capacities at 24 Mobile Advertising Solutions AB between 2010 and 2014. Ms. Ek additionally has held various financial and accounting positions at media and international organizations.

In connection with her appointment as an officer of Neonode, Ms. Ek and Neonode entered into an employment agreement. Under her employment agreement, Ms. Ek is entitled to receive a monthly salary, payable in Swedish Krona (“SEK”), of 100,000 SEK (approximately US$10,500). Ms. Ek also is eligible to participate in Neonode’s applicable bonus and option programs. She further is entitled to receive health care, pension, and other employee benefits in accordance with her employment agreement.

The summary of the employment agreement with Ms. Ek is qualified in its entirety by reference to the actual agreement, a copy of which is filed as an exhibit to this current report on Form 8-K and incorporated herein by reference.

As previously disclosed, Lars Lindqvist notified the Board of Directors on February 20, 2019 of his decision to resign as an officer of Neonode by mid-2019. Mr. Lindqvist’s resignation as Chief Financial Officer, Vice President, Finance, Treasurer and Secretary will be effective at the conclusion of May 31, 2019.

A copy of the press release announcing the appointment of Ms. Ek is furnished as an exhibit to this current report on Form 8-K and incorporated herein by reference.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual performance or achievements to be materially different from any expressed or implied by these forward-looking statements. Although Neonode management believes that the forward-looking statements contained in this current report are reasonable, no assurance can be given that these expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement with Maria Ek dated May 28, 2019
Exhibit 99.1	Press Release dated May 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: May 30, 2019	By:	/s/ Lars Lindqvist
	Name:	Lars Lindqvist
	Title:	Chief Financial Officer

2